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                                                                  EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statements on Form S-3 (No. 33-62787) and Form S-4 (333-03107) and in the Registration Statements on Form S-8 (Nos. 33-57083, 33-57077, 33-57081, 33-64553, 333-10389, 333-17891 and 333-36339) of
AirTouch Communications, Inc. of our report dated March 2, 1998 appearing on page 29 of the Annual Report to Stockholders which is incorporated by reference in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule listed in Item 14(a) of this Form 10-K, which appears on page X-1 of this Form 10-K.



/s/ Price Waterhouse LLP

San Francisco, California
March 20, 1998